UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 23, 2006

                       PROVIDENT FINANCIAL SERVICES, INC.
                       -----------------------------------
             (Exact Name of Registrant as Specified in its Charter)

    Delaware                            001-31566                42-1547151
-----------------------------     ---------------------       ---------------
(State or Other Jurisdiction)     (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                      Identification No.)


830 Bergen Avenue, Jersey City, New Jersey                         07306-4599
------------------------------------------                         ----------
(Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code:  (201) 333-1000
                                                     --------------

                                 Not Applicable
                                ----------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01       Entry into a Material Definitive Agreement.
                ------------------------------------------

     On March 23, 2006, the Board of Directors of Provident Financial Services, Inc. (the "Company"), on the recommendation of the Compensation Committee, approved an annual performance-based incentive plan for the payment of incentive compensation to certain officers of The Provident Bank, the Company's wholly-owned savings bank subsidiary (the "Plan"), including senior executive officers. The Plan provides for cash incentive payments, as well as long-term incentive awards in the form of restricted stock under the Provident Financial Services, Inc. 2003 Stock Award Plan and stock options under the Provident Financial Services, Inc 2003 Stock Option Plan. The incentive payments, both cash and long-term incentive awards, will be made based primarily on the Company's financial performance in 2006 compared with targets relating to: (i) earnings per share (weighted 50%); (ii) efficiency ratio (weighted 25%); and
(iii) total shareholder return relative to the performance of an identified peer group (weighted 25%) (collectively, the "Corporate Targets"). Incentive payments based on the Company's financial performance may be made if the Company meets or exceeds 95% of the Corporate Targets (the "Threshold"). A portion of the incentive payment will be based on the officer's performance against personal goals and objectives, and may be made whether or not the Corporate Targets have been met. For senior executive officers, 75% of the incentive payment that may be made under the Plan will be based on the Company's financial performance and 25% will be based on the individual's performance.

     Incentive payments will be a percentage of the officer's base salary. Using 2005 base salary levels and the current number of officers that could participate (96 persons), the aggregate cash incentive payments that may be made for 2006 would range from approximately $998,000 at the Threshold level up to a maximum of approximately $4.0 million and the estimated value of the long-term awards would range from approximately $108,000 at the Threshold level up to a maximum of approximately $478,000.

Item 9.01.      Financial Statements and Exhibits
                ----------------------------------

               (a)  Financial Statements of Businesses Acquired. Not applicable

               (b)  Pro Forma Financial Information. Not Applicable

               (c)  Shell company transactions.  Not Applicable

               (d)  Exhibits. Not applicable


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            PROVIDENT FINANCIAL SERVICES, INC.



DATE:  March 27, 2006               By:     /s/ Paul M. Pantozzi
                                            --------------------------------
                                            Paul M. Pantozzi
                                            Chairman and Chief Executive Officer